UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 9, 2009

COACHMEN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

INDIANA	1-7160	35-1101097
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

2831 Dexter Drive, Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)

(574) 266-2500
(Registrant’s telephone number,
including area code)

N / A
(Former Name or Former Address,
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 9, 2009, Coachmen Industries, Inc. (the “Company”) and Lake City Bank entered into an agreement for a $2 million three year note from the Company in exchange for cash loaned to the Company by Lake City Bank.  The note is fully collateralized, bears interest at the rate of 6.250% per annum, and has a maturity date of April 9, 2012.

Item 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 9, 2009, Coachmen Industries, Inc. (the “Company”) gave a promissory note to Lake City Bank in connection with the bank’s provision of a $500,000 working capital line of credit.  The note is fully collateralized, and borrowings against this line will bear interest at a variable rate, with a minimum interest rate of 5% per annum.  This line of credit has a maturity date of March 31, 2012.

Item 9.01  FINANCIAL STATEMENT AND EXHIBITS

(d)	The following exhibits are furnished as a part of this Report:

10.1	Promissory Note dated April 9, 2009 in the original principal amount of $2,000,000 by Coachmen Industries, Inc. as maker and endorser, payable to Lake City Bank on or before April 9, 2012.

10.2	Promissory Note dated April 9, 2009 in the original principal amount of $500,000 by Coachmen Industries, Inc. as maker and endorser, payable to Lake City Bank on or before March 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COACHMEN INDUSTRIES, INC.

Date:	April 9, 2009	By:	/s/ James T. Holden

James T. Holden, Secretary
Printed Name and Title